Proxy Voting Results

A special meeting of shareholders was held on December 8, 2017. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.

# of Votes	% of Votes

James C. Curvey

Affirmative	40,874,579,146.19	94.146
Withheld	2,541,618,753.48	5.854
TOTAL	43,416,197,899.67	100.000

Dennis J. Dirks

Affirmative	41,093,243,800.03	94.650
Withheld	2,322,954,099.64	5.350
TOTAL	43,416,197,899.67	100.000

Donald F. Donahue

Affirmative	41,121,116,505.64	94.714
Withheld	2,295,081,394.03	5.286
TOTAL	43,416,197,899.67	100.000

Alan J. Lacy

Affirmative	41,091,494,851.72	94.646
Withheld	2,324,703,047.95	5.354
TOTAL	43,416,197,899.67	100.00

Ned C. Lautenbach

Affirmative	40,970,733,721.42	94.368
Withheld	2,445,464,178.25	5.632
TOTAL	43,416,197,899.67	100.000

Joseph Mauriello

Affirmative	41,021,688,840.89	94.485
Withheld	2,394,509,058.78	5.515
TOTAL	43,416,197,899.67	100.000

Charles S. Morrison

Affirmative	41,163,534,997.01	94.812
Withheld	2,252,662,902.66	5.188
TOTAL	43,416,197,899.67	100.000

Cornelia M. Small

Affirmative	41,061,752,034.66	94.578
Withheld	2,354,445,865.01	5.422
TOTAL	43,416,197,899.67	100.000

Garnett A. Smith

Affirmative	41,061,939,407.02	94.578
Withheld	2,354,258,492.65	5.422
TOTAL	43,416,197,899.67	100.000

David M. Thomas

Affirmative	41,102,875,738.06	94.672
Withheld	2,313,322,161.61	5.328
TOTAL	43,416,197,899.67	100.000

Michael E. Wiley

Affirmative	41,112,279,187.11	94.694
Withheld	2,303,918,712.56	5.306
TOTAL	43,416,197,899.67	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Air Transportation Portfolio.

	# of Votes	% of Votes
Affirmative	209,840,344.82	70.848
Against	38,280,376.49	12.925
Abstain	17,813,274.59	6.014
Broker Non-Vote	30,251,551.64	10.213
TOTAL	296,185,547.54	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Defense and Aerospace Portfolio.

	# of Votes	% of Votes
Affirmative	1,062,541,359.33	71.004
Against	173,847,725.09	11.618
Abstain	118,073,349.66	7.890
Broker Non-Vote	141,991,419.34	9.488
TOTAL	1,496,453,853.42	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Environment and Alternative Energy Portfolio.

	# of Votes	% of Votes
Affirmative	69,794,884.01	67.924
Against	18,750,020.00	18.247
Abstain	10,805,974.80	10.516
Broker Non-Vote	3,404,665.09	3.313
TOTAL	102,755,543.90	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Industrials Portfolio.

	# of Votes	% of Votes
Affirmative	387,501,772.06	75.862
Against	58,494,475.79	11.452
Abstain	33,763,747.06	6.609
Broker Non-Vote	31,044,354.70	6.077
TOTAL	510,804,349.61	100.000

PROPOSAL 2

# of Votes	% of Votes

To eliminate a fundamental investment policy for Transportation Portfolio.

Affirmative	246,658,802.32	70.251
Against	53,230,602.00	15.161
Abstain	24,097,075.50	6.863
Broker Non-Vote	27,125,697.92	7.725
TOTAL	351,112,177.74	100.000

PROPOSAL 3
To modify Air Transportation Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	215,022,556.50	72.598
Against	33,581,586.90	11.338
Abstain	17,329,852.50	5.851
Broker Non-Vote	30,251,551.64	10.213
TOTAL	296,185,547.54	100.000

PROPOSAL 3
To modify Defense and Aerospace Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	1,101,695,500.22	73.621
Against	152,896,572.94	10.218
Abstain	99,870,360.92	6.673
Broker Non-Vote	141,991,419.34	9.488
TOTAL	1,496,453,853.42	100.000

PROPOSAL 3
To modify Transportation Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	255,722,824.61	72.833
Against	44,200,601.88	12.589
Abstain	24,063,053.33	6.853
Broker Non-Vote	27,125,697.92	7.725
TOTAL	351,112,177.74	100.000

Proposal 1 reflects trust wide proposal and voting results.